UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2024, QXO, Inc. (the “Company”) received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing notification that the Company does not currently meet the minimum 500,000 publicly held shares requirement pursuant to Nasdaq Listing Rule 5550(a)(4) (the “Minimum Float Requirement”). As a result of the 8-for-1 reverse stock split of the Company’s common stock on June 6, 2024, the aggregate number of the Company’s outstanding shares of common stock was reduced from 5,315,581 shares on a pre-reverse-split basis to a total of 664,284 shares outstanding on a post-reverse split basis, with only 464,110 of such shares currently qualifying as publicly held shares for purposes of the Minimum Float Requirement.

The Company expects to regain compliance with the Minimum Float Requirement by July 19, 2024, which is the date the Company anticipates consummating its previously announced private placement, pursuant to which the Company will issue 340,932,212 shares of its common stock.

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2024

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer

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